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                                                                    M A Y E R
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                                                                    B R O W N
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                                                                    R O W E
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                                                                    & M A W
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October 10, 2002                                 1675 Broadway
                                                 New York, New York 10019-5820

                                                 Main Tel (212) 506-2500
                                                 Main Fax (212) 262-1910
                                                 www.mayerbrownrowe.com

Fresco Index Shares Funds
51 West 52nd Street
New York, New York 10019-6114

Dear Sirs:

         Reference is made to the Registration Statement on Form N-1A (File No. 333-92106) which you have filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act") for the purpose of registering for sale an indefinite number of shares of beneficial interest, par value $.01 per share (the "Shares").

         As counsel for Fresco Index Shares Funds (the "Trust"), we have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion.

         As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Ropes & Gray dated October 10, 2002.

         Based upon the foregoing, we are of the opinion that:

                  a) The Trust has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts.

                  b) The Shares when issued and sold, in the manner set forth in the Registration Statement of the Trust, will be duly and validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Trust's Statement of Additional Information under the caption "Capital Stock and Shareholder Reports").

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "General Information" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information, each forming a part of the




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Fresco Index Shares Funds
October 10, 2002
Page 2

Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                            Very truly yours,

                            /s/ Mayer, Brown, Rowe & Maw
                            MAYER, BROWN, ROWE & MAW